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                                                                   Exhibit 3.29

                          CERTIFICATE OF INCORPORATION

                                       OF

                           USA NETWORKS HOLDINGS, INC.

            The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

1. The name of the Corporation is USA NETWORKS HOLDINGS, INC.

2. The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock that the Corporation is authorized to issue is 1000 shares of Common Stock, without par value.

5. The name and address of the incorporator is Rita M. Snape, 10 Universal City Plaza - Suite 852, Universal City, California 91608.

            IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on February 4, 1998.

                                                /s/ Rita M. Snape
                                                __________________________
                                                Rita M. Snape
                                                Sole Incorporator